Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Report of Cadiscor Resources Inc. (the “Company”) on Form 10Q-SB for the period ending March 31, 2007, which does not contain the Company’s financial statements for the quarter (that need not be filed with this report pursuant to Regulation 13 A-13( c )(2)(i)(ii)) filed with the Securities and Exchange Commission on the date hereof (the “Report”), I Michel Bouchard, President and Chief Executive Officer of the Company and Pauline Comtois, CGA, performing functions similar to the Chief Financial Officer for the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the Report fully complies with the requirements of section 13(a) of 15(d) of the Securities Exchange Act of 1934;

and

(2)

the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company which need not be filed in this report pursuant to Regulation 13 A-13( c )(2)(i)(ii).

/s/ Michel Bouchard

__________________

Michel Bouchard

President and Chief Executive Officer

/s/ Pauline Comtois, CGA

__________________

Pauline Comtois, CGA

A person performing functions similar to the ones of a Chief Financial Officer for

Cadiscor Resources Inc.

February 11, 2008